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Exhibit 99.1


FOR IMMEDIATE RELEASE


                      PPOL NAMES PETER L. POMEROY PRESIDENT

     YOSHIHIRO AOTA TO REMAIN COO, AND PRESIDENT AND CEO OF AJOL SUBSIDIARY



ORANGE, CALIF. (APRIL 26, 2004) - PPOL, Inc. (OTCBB: PPLC) today named Peter L. Pomeroy, 50, to the position of President, succeeding Yoshihiro Aota who will focus on the integration of the company's growth strategy as President and CEO of its AJOL subsidiary, while retaining the position of Chief Operating Officer and remaining a Director of PPOL.

"We are delighted to have an executive with Mr. Pomeroy's industry experience and accomplishments join PPOL as President," stated Nobuo Takada, Chairman and Chief Executive Officer of PPOL. "He is entrepreneurial and a leader with a history of accomplishments in finance, sales, marketing and business development. His professional background makes him ideally suited to build alliances in the U.S. with promising technology firms to advance our new growth strategy."

Mr. Takada continued, "PPOL has made exceptional progress under Yoshihiro Aota's direction, and we thank him for his hard work and dedication. We are pleased that he will remain our COO and look forward to continued growth at our AJOL subsidiary under his leadership."

Peter Pomeroy joins PPOL with more than 26 years of progressive management experience, with a focus on the technology sector for the past 10 years. Most recently he served as a business consultant to early stage Silicon Valley startups. Prior to consulting he was Chief Financial Officer of hereUare Communications, a provider of "WiFi" Internet access, authentication, authorization and settlement services at public wireless "hot spots." Earlier he was Chief Financial Officer of Cacheon, an Internet software company whose products enabled unified computing and communications over a peer-to-peer architecture. Mr. Pomeroy received a BA in Quantitative Economics from the University of California Santa Barbara, and an MBA from the Wharton School at the University of Pennsylvania.

Commenting on his appointment, Mr. Pomeroy said, "I am particularly pleased to join PPOL at this juncture to help realize an aggressive growth strategy and build new revenue streams leveraging the strength of its subsidiary, AJOL."



ABOUT PPOL
----------
PPOL, Inc. is a California-based holding company whose primary asset is AJOL of Tokyo, Japan. AJOL sells proprietary multi-functional telecommunications equipment and runs the on-line network service Pan Pacific Online. Through the use AJOL's MOJICO hardware, members can network and communicate using hand-written Japanese characters, including Kanji whose full meaning cannot be adequately communicated through the present fonts of a computer, and can access an on-line service that includes a bulletin board service, a mail service, an information exchange service, ticket sales and more. Members across Japan use the service to find other subscribers to establish interpersonal relationships, submit invitations, product advertisements or help-wanted ads, among other uses. In addition, under the Kamome brand AJOL intermediates the sales of a wide range of products manufactured by others to its members. Similar to a co-op, all Kamome-branded products must pass AJOL's strict quality control criteria prior to sale to AJOL members.

Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company's business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company's Securities and Exchange Commission filings. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this news release, and PPOL undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required under applicable laws.